Exhibit 99.3

Please mark your vote as indicated in this example☒

The Board recommends votes FOR Proposals 1 through 5	The Board of Directors recommends votes AGAINST stockholder proposals 6 through 13

Proposal 1 — MERGER PROPOSAL	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2 — ELECTION PROPOSAL	FOR ☐	WITHHOLD FOR ALL ☐
WITHHELD FOR (strike a line through the nominee name below)

NOMINEES:
01	Hans W. Becherer	05	Ellen V. Futter	09	Lee R. Raymond
02	Frank A. Bennak, Jr.	06	William H. Gray, III	10	John R. Stafford
03	John H. Biggs	07	William B. Harrison, Jr.
04	Lawrence A Bossidy	08	Helene L. Kaplan

	FOR	AGAINST	ABSTAIN
Proposal 3	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 4	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 5	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 6	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 7	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 8	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 9	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 10	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 11	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 12	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 13	☐	☐	☐

WILL ATTEND MEETING (Please check box if you plan to attend)       ☐

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Signatures	Date:

NOTE: Please sign your name as it appears above. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such.

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PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ABOVE

Proposal 1 — MERGER PROPOSAL	Proposal 6 — DIRECTOR TERM LIMIT
Proposal 2 — ELECTION OF DIRECTORS	Proposal 7 — CHARITABLE CONTRIBUTIONS
Proposal 3 — APPOINTMENT OF EXTERNAL AUDITOR	Proposal 8 — POLITICAL CONTRIBUTIONS
Proposal 4 — RE-APPROVAL OF KEY EXECUTIVE	Proposal 9 — SEPARATION OF CHAIRMAN AND CEO
PERFORMANCE PLAN	Proposal 10 — DERIVATIVE DISCLOSURE
Proposal 5 — ADJOURNMENT OF MEETING, IF	Proposal 11 — AUDITOR INDEPENDENCE
NECESSARY, TO SOLICIT ADDITIONAL	Proposal 12 — DIRECTOR COMPENSATION
PROXIES	Proposal 13 — PAY DISPARITY

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Annual Meeting Admission Ticket

2004 Annual Meeting of

J.P. Morgan Chase & Co.
, 2004

Upon arrival please present this admission ticket and photo identification at the registration desk.

PROXY

J.P. MORGAN CHASE & CO.

This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of Stockholders of J.P. Morgan Chase & Co. on                     , 2004.

      You, the undersigned stockholder, appoint each of Dina Dublon, John J. Farrell and Frederick W. Hill your attorney-in-fact and proxy, with full power of substitution, to vote on your behalf shares of JPMorgan Chase common stock that you would be entitled to vote at the 2004 Annual Meeting, and any adjournment of the meeting, with all powers that you would have if you were personally present at the meeting. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

      Participants in the 401(k) Savings Plan: If you have an interest in JPMorgan Chase common stock through the 401(k) Savings Plan, your vote will provide voting instructions to the trustee of the Plan to vote your proportionate interest as of the record date. If no instructions are given, the trustee will vote unvoted shares in the same proportion as voted shares.

      Voting Methods: If you wish to vote by mail, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. If you wish to vote by Internet or telephone, please follow the instructions below.

Your voting instructions are confidential.

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Voting Instructions

Vote on the Internet Access the Internet address: http:www.eproxy.com/jpm to cast your vote. Please have your entire card in hand.	OR
Vote by Phone

Call toll free in the U.S., Canada or Puerto Rico
1-800-435-6710 on a touch tone telephone and follow the instructions. There is NO CHARGE to you for this call. Please have this entire card in hand.
		OR	Vote by Mail Mark, sign and date your Proxy Card and return promptly in the enclosed postage-paid envelope.

Vote 24 hours a day, 7 days a week on the Internet or by phone.

Votes by Internet or phone must be completed by 11:59 p.m. Eastern Daylight Time,                 , 2004.
If you vote by Internet or by phone, you do NOT need to mail in your Proxy Card.

PLEASE VOTE

If you wish to view our proxy materials on-line, go to http://www.jpmorganchase.com

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